EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Talk.com Inc.
12020 Sunrise Valley Drive
Reston, Virginia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-4 of our reports dated February 7, 2000, relating to the consolidated financial statements and schedule of Talk.com Inc. and subsidiaries (the "Company") appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




BDO Seidman, LLP

New York, New York
July 6, 2000